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                                                                     EXHIBIT 5.1



June 19, 2001

Sybase, Inc.
6475 Christie Avenue
Emeryville, CA 94608

Re:     Registration Statement on Form S-8 -- Legality of Securities Being
        Registered

Ladies and Gentlemen:

I have examined the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission on or about June 19, 2001 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of the following shares of Common Stock of Sybase, Inc.:

        -  4,000,000 shares under the Sybase, Inc. 1996 Stock Plan;

        -  300,000 shares under the Sybase, Inc. 2001 Director Option Plan;

        - 1,342,715 shares under the New Era of Networks, Inc. Amended and Restated 1995 Stock Option Plan;

        - 59,242 shares under the New Era of Networks, Inc. Amended and Restated 1997 Director Option Plan;

        - 1,382,658 shares under the New Era of Networks, Inc. 1998 Nonstatutory Stock Option Plan;

        -  5,993 shares under the Century Analysis Inc. 1996 Equity Incentive
           Plan;

        -  4,701 shares under the Convoy Corporation 1997 Stock Option Plan; and

        -  689 shares under the Microscript, Inc. 1997 Stock Option Plan.

Such shares of Common Stock are referred to herein as the "Shares," and such plans are referred to herein as the "Plans." As counsel in connection with this transaction, I have examined the proceedings taken and am familiar with the proceedings proposed to be taken by Sybase in connection with the issuance and sale of the Shares pursuant to the Plans.

It is my opinion that, when issued and sold in the manner described in the Plans and pursuant to the agreements which accompany each grant under the Plans, the Shares will be legally and validly issued, fully-paid and non-assessable.

I consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of my name wherever appearing in the Registration Statement and any amendments thereto.

Very truly yours,

/s/ TERESA D. CHUH

Teresa D. Chuh
Vice President and
Associate General Counsel



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